UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware	000-54282	27-0187394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 7, 2014, Chrysler Group LLC (the “Company”) entered into an Incremental Assumption Agreement among the Company, the lenders party thereto, and Citibank, N.A., as administrative agent (the “Incremental Agreement”), providing for an additional $250 million Tranche B term loan facility (the “Incremental Facility”) under the Company’s Amended and Restated Credit Agreement, dated as of June 21, 2013 and as amended on December 23, 2013, among the Company, certain subsidiaries of the Company, as borrowing subsidiaries, the lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (the “Amended and Restated Credit Agreement”).

On February 7, 2014, the Company also entered into a new senior secured Term Loan Credit Agreement among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “New Term Loan Agreement”) in connection with a term loan credit facility providing for a $1.75 billion Tranche B term loan (the “New Tranche B Term Facility” and together with the credit facilities under the Amended and Restated Credit Agreement, the “Senior Credit Facilities”).

A description of the material terms of the New Term Loan Agreement and the Incremental Agreement is set forth in Item 2.03 below and incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Senior Credit Facilities

On February 7, 2014, the Company borrowed an aggregate of $2.0 billion, consisting of $250 million under the Incremental Facility and $1.75 billion under the New Tranche B Term Facility. Each of the Company’s existing and subsequently acquired or organized principal domestic subsidiaries are or will be guarantors under the Senior Credit Facilities, subject to certain limited exceptions.

The terms of the $250 million Incremental Facility are identical to the term loan facility outstanding under the Amended and Restated Credit Agreement. The outstanding principal balance of the Incremental Facility bears interest, at the Company’s option, either at a base rate plus 1.75 percent per annum or at a reserve-adjusted Eurodollar rate (“LIBOR”) plus 2.75 percent per annum, subject to a base rate floor of 1.75 percent per annum or a LIBOR floor of 0.75 percent per annum. The Incremental Facility maturity date is May 24, 2017.

The New Tranche B Term Facility provides for a $1.75 billion senior secured Tranche B term loan facility maturing on December 31, 2018. Prior to the final maturity date of each of the Senior Credit Facilities, the Company has the right to extend the maturity date of all or a portion of any of the facilities with the consent of the lenders whose loan or commitments are being extended.

The outstanding principal amount of the New Tranche B Term Facility is payable in equal quarterly installments amounting to 0.25 percent of the original amount thereof, with the remaining balance due on the final maturity date of the New Tranche B Term Facility.

All loans outstanding under the New Tranche B Term Facility bear interest, at the Company’s option, either at a base rate plus 1.50 percent per annum or at LIBOR plus 2.50 percent per annum. For the New Tranche B Term Facility, a base rate floor of 1.75 percent per annum and a LIBOR floor of 0.75 percent per annum applies.

If the Company refinances or reprices all or any portion of the New Tranche B Term Facility on or before August 7, 2014, the Company will be obligated to pay a call premium equal to 1% of the principal amount refinanced or repriced. After that date, the Company may refinance or reprice under the New Tranche B Term Facility without premium or penalty (other than breakage costs).

Mandatory prepayments are required under the New Tranche B Term Facility, subject to certain exceptions and basket amounts, from the net cash proceeds of asset sales or incurred additional indebtedness, insurance proceeds and excess cash flow (in the case of excess cash flow, subject to a leverage-based step-down, and only to the extent exceeding a liquidity threshold). Any mandatory prepayments will be made on a pro rata basis with other first lien indebtedness outstanding under the Amended and Restated Credit Agreement at the time of such payment (subject to certain exceptions).

The New Tranche B Term Facility is secured by a senior priority security interest in substantially all of the Company’s assets and the assets of the subsidiary guarantors (subject to certain exceptions), including 100 percent of the equity interests in domestic subsidiaries and 65 percent of the equity interests in foreign subsidiaries held directly by the Company and the subsidiary guarantors on a pari passu basis with the loans outstanding under the Amended and Restated Credit Agreement.

The New Term Loan Agreement contains financial covenants that require the Company to maintain a minimum ratio of borrowing base to covered debt of 1.10 to 1.00 and minimum liquidity of $3.0 billion based on calculations to be made under the New Term Loan Agreement. The New Term Loan Agreement includes several affirmative covenants including requirements to deliver financial statements and other reports. The New Term Loan Agreement also contains several negative covenants, including limitations on incurrence, repayment and prepayment of indebtedness, limitations on liens and restricted payments, limitations on transactions with affiliates, hedging agreements and sale and leaseback transactions, restrictions on fundamental changes, including certain asset sales, and restrictions on certain subsidiary distributions.

The New Term Loan Agreement contains a number of events of default, such as failure to make payments when due, failure to comply with covenants, breaches of representations and warranties, change of control, cross-default with certain other debt and hedging agreements and the failure to pay or post bond for certain material judgments.

The description set forth above is qualified in its entirety by the Incremental Agreement and the New Term Loan Agreement filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

New Senior Notes and Registration Rights Agreement

On February 7, 2014, the Company and CG Co-Issuer Inc., a wholly owned subsidiary of the Company (the “Co-Issuer” and, together with the Company, the “Issuers”) issued $1.375 billion aggregate principal amount of 8% Secured Senior Notes due 2019 (the “Offered 2019 Notes”) and $1.380 billion aggregate principal amount of 8 1⁄4 Secured Senior Notes due 2021 (the “Offered 2021 Notes”, and together with the Offered 2019 Notes, the “Offered Notes”) pursuant to the Indenture, dated as of May 24, 2011, as supplemented by a First Supplemental Indenture, dated February 2, 2012, and a Second Supplemental Indenture, dated April 5, 2013, among the Company, the Co-Issuer, the guarantors named on the signature pages thereto, Wilmington Trust, National Association, as successor by merger to Wilmington Trust FSB, as trustee and Citibank, N.A., as collateral agent, paying agent, registrar and authenticating agent (as so supplemented, the “Indenture”). The Offered Notes were sold in a private placement to (1) “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (2) outside the United States to persons who are not “U.S. persons” (as defined in Rule 902 of Regulation S under the Securities Act) in compliance with Regulation S under the Securities Act.

The Offered 2019 Notes were issued as additional 8% Secured Senior Notes due 2019 and the Offered 2021 Notes were issued as additional 8 1⁄4% Secured Senior Notes due 2021 under the Indenture, pursuant to which the Issuers previously issued $1.5 billion aggregate principal amount of such 8% Secured Senior Notes due 2019 and $1.7 billion aggregate principal amount of such 8 1⁄4% Secured Senior Notes due 2021.

The Offered 2019 Notes were issued at a price of 108.25% of their aggregate principal amount, representing a yield to maturity of 6.165%. The Offered 2021 Notes were issued at a price of 110.50% of their aggregate principal amount, representing a yield to maturity of 6.433%.

The Offered 2019 Notes and the 8% Secured Senior Notes due 2019 previously issued under the Indenture are treated as a single class of debt securities under the Indenture, and references to the “2019 Notes” include both the Offered 2019 Notes and the 8% Secured Senior Notes due 2019 previously issued under the Indenture. The Offered 2021 Notes and the 8 1⁄4% Secured Senior Notes due 2021 previously issued under the Indenture are treated as a single class of debt securities under the Indenture, and references to the “2021 Notes” include both the Offered 2021 Notes and the 8 1⁄4% Secured Senior Notes due 2021 previously issued under the Indenture. References to the “Notes” include both the 2019 Notes and the 2021 Notes.

The 2019 Notes bear interest at a rate of 8% per annum and mature on June 15, 2019. The 2021 Notes bear interest at a rate of 8 1⁄4% per annum and mature on June 15, 2021. Interest on each series of the Notes will be payable semi-annually on June 15 and December 15 of each year, and, with respect to the Offered Notes, will be payable starting on June 15, 2014, to the holders of record of such Notes at the close of business on the June 1 or December 1, respectively, preceding such interest payment date.

The Indenture contains covenants that limit the Company’s ability and, in certain instances, the ability of certain of the Company’s subsidiaries to (i) pay dividends or make distributions on the Company’s or such subsidiaries’ capital stock or repurchase the Company’s or such subsidiaries’ capital stock; (ii) create liens or enter into sale and leaseback transactions; (iii) enter into transactions with affiliates; (iv) merge or consolidate with another company; and (v) transfer or sell assets. These covenants include certain exceptions.

The Company, at its option, may at any time and from time to time redeem all or any portion of the 2019 Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the 2019 Notes to be redeemed. Prior to June 15, 2015, the 2019 Notes are redeemable at a price equal to the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to June 15, 2014, may also redeem up to 35% of the aggregate principal amount of the 2019 Notes, at a redemption price equal to 108% of the principal amount of the 2019 Notes being redeemed, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds from certain equity offerings. On and after June 15, 2015, the 2019 Notes are redeemable at specified redemption prices, plus accrued and unpaid interest to the date of redemption. The redemption price initially is 104% of the principal amount of the 2019 Notes being redeemed for the twelve months beginning June 15, 2015, declining to 102% for the year beginning June 15, 2016, and par on and after June 15, 2017.

The Company, at its option, may at any time and from time to time redeem all or any portion of the 2021 Notes on not less than 30 and not more than 60 days’ prior notice mailed to the holders of the 2021 Notes to be redeemed. Prior to June 15, 2016, the 2021 Notes are redeemable at a price equal to the principal amount of the 2021 Notes being redeemed, plus accrued and unpaid interest to the date of redemption and a “make-whole” premium calculated under the Indenture. The Company, at any time prior to June 15, 2014, may also redeem up to 35% of the aggregate principal amount of the 2021 Notes, at a redemption price equal to 108.25% of the principal amount of the 2021 Notes being redeemed, plus accrued and unpaid interest to the date of redemption, with the net cash proceeds from certain equity offerings. On and after June 15, 2016, the 2021 Notes are redeemable at specified redemption prices, plus accrued and unpaid interest to the date of redemption. The redemption price initially is 104.125% of the principal amount of the 2021 Notes being redeemed for the twelve months beginning June 15, 2016, declining to 102.750% for the year beginning June 15, 2017, to 101.375 for the year beginning June 15, 2018 and par on and after June 15, 2019.

The Indenture provides for customary events of default, including: nonpayment, breach of the covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy, insolvency and reorganization. If certain events of default occur and are continuing, the trustee or the holders of at least 25% in principal amount of the Notes outstanding under one of the series may declare all the Notes of that series to be due and payable immediately, together with interest, if any, accrued thereon.

On February 7, 2014, the Company also entered into a Registration Rights Agreement among the Company, the Co-Issuer, the guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company has agreed to register notes having substantially identical terms as the Offered Notes with the Securities and Exchange Commission as part of an offer to exchange freely tradable exchange notes for the Offered Notes. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay additional interest to holders of the Offered Notes.

The description of the Indenture set forth above is qualified in its entirety by the Indenture previously filed as Exhibit 4.2 to our report on Form 8-K filed on May 24, 2011 and incorporated herein by reference.

The description of the Registration Rights Agreement is qualified in its entirety by the Registration Rights Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 8.01. Other Events

On February 7, 2014, the Company prepaid all amounts outstanding, including accrued and unpaid interest, of approximately $5.0 billion under the senior unsecured note issued on June 10, 2009 to the UAW Retiree Medical Benefits Trust with an original face amount of $4.587 billion.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are being filed as part of this Report on Form 8-K:

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of February 7, 2014, among the Company, the Co-Issuer, the guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1	Incremental Assumption Agreement, dated as of February 7, 2014, among the Company, the lenders party thereto and Citibank, N.A. as administrative agent.

10.2	Term Loan Credit Agreement, dated as of February 7, 2014, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Richard K. Palmer
Richard K. Palmer
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of February 7, 2014, among the Company, the Co-Issuer, the guarantors party thereto, and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1	Incremental Assumption Agreement, dated as of February 7, 2014, among the Company, the lenders party thereto and Citibank, N.A. as administrative agent.

10.2	Term Loan Credit Agreement, dated as of February 7, 2014, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.